Execution Version

AMENDMENT NO. 2
TO
PURCHASE AGREEMENT

September 27, 2017

This Amendment No. 2 (this “Amendment”) to that certain Purchase Agreement dated as of July 1, 2016 (as amended by that certain Amendment No. 1 to Purchase Agreement dated as of September 27, 2016, the “Purchase Agreement”), made and entered into by and among Prestaciones Finmart, S.A.P.I. de C.V., SOFOM, E.N.R., a commercial corporation (Sociedad Anónima de Capital Variable Promotora de Inversion) doing business as a non-regulated multiple purpose financial company (Sociedad Financiera de Objeto Múltiple Entidad No Regulada) organized and existing under the laws of Mexico (the “Company”), Change Capital International Holdings, B.V., a Dutch limited liability company (“Holdings”), EZCORP, Inc., a Delaware corporation (“Parent” and together with Holdings, “Sellers”), Alpha Holding, S.A. de C.V., a Mexican corporation (Sociedad Anónima de Capital Variable) (the “Majority Buyer”), and each other Person listed on the Schedule of Sellers attached thereto as Annex 1, and is adopted effective as of the date set forth above. Capitalized terms used and not defined herein shall have the meanings specified in the Purchase Agreement.
RECITALS
WHEREAS, Section 11.5 of the Purchase Agreement provides that the Purchase Agreement may be amended, modified or supplemented by written agreement of Parent, Holdings and Majority Buyer (the “Parties”);
WHEREAS, Section 11.6 of the Purchase Agreement provides that the obligations, covenants, agreements or conditions of the Purchase Agreement may be waived by the Party entitled to the benefits thereof by a written instrument signed by the Party granting such waiver; and
WHEREAS, in connection with that certain (i) Letter Agreement, dated as of the date hereof, by and among the Company, the Majority Buyer, the Sellers, Texas EZPawn L.P., a Texas limited partnership (“Texas EZPawn”) and EZPAWN Management Mexico, S.de R.L. de C.V., a Mexican corporation (Sociedad Anónima de Capital Variable) (“EZPAWN Mexico”), (ii) Allonge and First Modification to Senior Unsecured Promissory Note, dated as of the date hereof, by and among the Company, the Majority Buyer and Texas EZPawn, and (iii) Allonge and First Modification to Senior Unsecured Promissory Note, dated as of the date hereof, by and among the Company, the Majority Buyer and EZPAWN Mexico, the Parties desire to amend, and to waive certain conditions in, the Purchase Agreement as set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties do hereby agree to amend the Purchase Agreement as follows:

1.Termination of Certain Seller Indemnification and Existing Claims. The Parties hereby agree that the Sellers shall no longer be required to indemnify and hold harmless the Buyer Indemnitees pursuant to Section 10.1(a) and/or Section 10.1(d) of the Purchase Agreement. The Parties further agree that any Claim that is the subject of a Claim Notice delivered on or before the date hereof is hereby terminated.
2.Expiration of Survival Periods. The Parties hereby agree that the survival period for the representations and warranties made by Parent or any Seller under the Purchase Agreement shall terminate on the date of this Amendment. Section 10.3(e) of the Purchase Agreement is amended as follows: (a) in Section 10.3(e)(i) of the Purchase Agreement, replace “the date that is 90 days following the expiration of the applicable statute of limitations” with “September 27, 2017”, and (b) in Section 10.3(e)(ii) of the Purchase Agreement, replace “18 months following the Closing Date” with “September 27, 2017”.
3.No Other Amendments. Except as expressly amended hereby, the Purchase Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not constitute, or be deemed to be, a Disclosure Schedule Update or an amendment to any other term or condition of the Purchase Agreement or any of the documents referred to therein.
4.Other Miscellaneous Terms. The provisions of Article XI (Miscellaneous) of the Purchase Agreement shall apply mutatis mutandis to this Amendment, and to the Purchase Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the undersigned as of the date first written above.

Parent:

EZCORP, INC.

By:    /s/ Thomas H. Welch, Jr.
Name:    Thomas H. Welch, Jr.
Title:    Senior Vice President and General Counsel

Signature Page to
Amendment No. 2 to Purchase Agreement

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the undersigned as of the date first written above.

Holdings:

CHANGE CAPITAL INTERNATIONAL HOLDINGS, B.V.

By:    /s/ Thomas H. Welch, Jr.
Name:    Thomas H. Welch, Jr.
Title:    Authorized Attorney-In-Fact

Signature Page to
Amendment No. 2 to Purchase Agreement

IN WITNESS WHEREOF this Amendment has been duly executed and delivered by the undersigned as of the date first above written.

Majority Buyer:

ALPHA HOLDING, S.A. DE C.V.

By:    /s/ Augusto Alvarez
Name:    Augusto Alvarez
Title:    Legal Representative

Signature Page to
Amendment No. 2 to Purchase Agreement